Exhibit  21.1

                           SUBSIDIARIES OF THE COMPANY
                           ---------------------------

o     M.T.  Marketing  Int.  Corp.,  a  Nevada  Corporation.
o     B.P.  Senior  Care,  Inc.,  a  New  Jersey  corporation.
o     Abundant  Nursing,  Inc.,  a  Pennsylvania  corporation.


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